EXHIBIT 10.8

                            SHARES FOR DEBT AGREEMENT

      This Shares For Debt Agreement (the "Agreement") is made and entered into as of June 22, 2004, by and between Innovative Card Technologies, a Delaware corporation, (the "Company") and Luc Berthoud (the "Creditor") with reference to the following facts:

                                    RECITALS

      WHEREAS, the Company desires to pay Creditor amounts due for a portion of the outstanding services provided to the Company as of March 31, 2004 in the amount of $65,000 (the "Outstanding Debt"); and

      WHEREAS, the Company has agreed to issue and the Creditor has agreed to accept preferred shares of the Company's Series A Convertible Preferred Stock as full and complete settlement of the Outstanding Debt.

      NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Agreement (collectively "parties" and individually a "party") agree as follows:

                                    AGREEMENT

      1. The Company agrees to issue and the Creditor agrees to accept sixty five thousand (65,000) shares of the Company's Series A Convertible Preferred Stock at a deemed price of $1.00 per share as payment for the Outstanding Debt (the "Debt Shares"). The Debt Shares shall be issued to in the name of Luc Berthoud.

      2. The parties shall hereafter execute all documents and do all that is necessary, convenient or desirable in the reasonable opinion of the other party to effect the provisions of this Agreement.

      3. For the convenience of the parties, this Agreement may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument. It is the intent of the parties that a copy of this Agreement signed by any party shall be fully enforceable against that party.

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               IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

INNOVATIVE CARD TECHNOLOGIES, INC.
a Delaware corporation


BY: /S/ ALAN FINKELSTEIN
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Alan Finkelstein
Chief Executive Officer




/s/ Luc Berthoud
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Name: Luc Berthoud